EXHIBIT 10 UNDER FORM N-1A
EXHIBIT 5 UNDER ITEM 601/REG. S-K

                            FEDERATED ADMINISTRATIVE SERVICES
                                FEDERATED INVESTORS TOWER
                                PITTSBURGH, PA 15222-3779
                                       412-288-1900

                                          January 3, 1996



The Board of Directors of
Marketvest Funds, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     Marketvest Funds, Inc. ("Corporation") proposes to offer and sell shares of its common stock in a separate series known as Marketvest Equity Fund, Marketvest Intermediate U.S. Government Bond Fund, and Marketvest Short-Term Bond Fund ("Shares") pursuant to the Corporation's registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     As counsel I have participated in the preparation and filing of the Corporation's amended Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940. Further, I have examined and am familiar with the provisions of the Corporation's Articles of Incorporation dated October 23, 1995, as amended ("Articles of Incorporation"), its Bylaws and other such documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     Based on the foregoing, it is my opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Maryland.

     2. The Corporation is authorized to issue 5,000,000,000 shares of common stock of a par value of .0001 per share.

     3. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Articles of Incorporation upon receipt of consideration sufficient to comply with the provisions of the Articles of Incorporation and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable by the Corporation.

     I hereby consent to the filing of this opinion as an exhibit to the Corporation's Registration Statement referred to above and to any application or registration statement filed under the securities laws of the States of the United States.
     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                                   Very truly yours,

                                   /s/ Victor R. Siclari

                                   Victor R. Siclari